                                                                                                          Exhibit D

                                         TROPICAL SPORTSWEAR INT'L COMPANY
                                              AUDIT COMMITTEE CHARTER
                                           As Amended November 18, 2003

Purpose

The purpose of the Audit  Committee of the Board of Directors is to oversee the accounting and financial  reporting processes  of  Tropical  Sportswear  Int'l  Company  (the  "Company")  and the  audits of the  Company's  financial statements.

The Audit Committee shall be directly  responsible for the  appointment,  compensation,  retention and oversight of the work of the Company's  independent  auditor (a registered  public  accounting  firm). The Audit Committee shall monitor (1) the integrity of the financial  statements of the Company,  (2) the Company's compliance with legal and regulatory  requirements,  (3) the independent auditor's qualifications and independence and (4) the performance of the Company's internal audit function and independent auditor.

Statement of Policy

The Audit  Committee  shall assist the Board of Directors in  exercising  its  authority  with respect to financial matters.  In so doing,  the Audit  Committee  will  facilitate  free and open  communication  between the Company's directors,  independent  auditors,  internal auditors and financial  management.  While the Audit Committee has the responsibilities  and  powers  set  forth in this  Charter,  it is not the duty of the Audit  Committee  to plan or conduct  audits or to  determine  that the  Company's  financial  statements  are  complete and accurate and are in accordance  with  generally  accepted  accounting  principles.  Management  is  responsible  for  the  preparation, presentation,  and integrity of the Company's  financial  statements and for the  appropriateness of the accounting principles  and reporting  policies that are used by the Company.  The  independent  auditors are  responsible  for auditing  the  Company's  financial  statements  and  for  reviewing  the  Company's  unaudited  interim  financial statements.

Organization

The  Audit  Committee  shall  be  composed  solely  of at least  three  independent  directors  who are free of any relationship  to the Company that may interfere  with the exercise of their  independence  from  management and the
Company.  The  Board  shall  annually  designate  the  members  of the  Committee  and its  Chairman.  The Board of
Directors,  in  selecting  the  members of the Audit  Committee,  shall make a  determination  that each  member is independent.  The Board may fill any vacancies on the Audit  Committee.  All members of the Audit Committee  shall, in the judgment of the Board,  be  independent in accordance  with the rules and  regulations of the SEC and NASDAQ and  shall  not  have  participated  in the  preparation  of the  Company's  financial  statements  or any  current subsidiary  of the  Company at any time  during the past three  years.  Each  member  shall in the  judgment of the
Board be  financially  literate.  At least one member of the Audit  Committee  shall in the  judgment  of the Board meet the  requirements of "audit  committee  financial  expert" in accordance with the rules and regulations of the
SEC. The required skills of Audit Committee  members as defined by the security  regulatory  authorities'  guidance will be considered in the choice of members.

No action of the Audit  Committee  shall be invalid or deemed beyond the authority of the Audit  Committee  because of a failure of any member to meet the requirements of this paragraph.

The Secretary of the Company or the Audit  Committee  Chairman's  designee will serve as the Secretary of the Audit
Committee.

Meetings

The Audit  Committee  shall meet at least four times a year, or more frequently as  circumstances  dictate,  and at such  times  and  places as  determined  by the Audit  Committee.  The Audit  Committee  shall  meet  regularly  in executive  session  without  management  present.  The Audit  Committee  shall meet at least  quarterly in separate executive  sessions with the internal auditor and meet at least quarterly in a separate  executive session with the independent  auditor to discuss any matters  that any of them  believe  should be  discussed  privately.  The Audit
Committee  shall review with the independent  auditor any problems or difficulties  and  management's  response.  A meeting of the Audit  Committee  may be called by any member of the Audit  Committee.  A majority of the members of the Audit Committee shall constitute a quorum at any meeting.  In the absence of its Chairman,  the Audit Committee may  appoint  any other  member of the Audit  Committee  to  preside  at its  meetings.  The  members  of the Audit
Committee  shall  not have  the  authority  to  appoint  another  director  to act in the  place  of an  absent  or disqualified member of the Audit Committee.

A written agenda shall be prepared,  when possible,  for each meeting and  distributed to Audit  Committee  members before the meeting,  together  with any relevant  background  materials.  Minutes of each meeting shall be prepared and  distributed to the Audit  Committee.  The Audit Committee shall report on each of its proceedings to the Board at the next regular meeting of the Board.

Power and Authority

In its review of financial  matters,  the Audit  Committee shall have and may exercise all the powers and authority of the Board of Directors to the extent permitted under  applicable  corporate laws of the State of Florida and the
Articles of Company and Bylaws of the Company.  Each member of the Audit  Committee  shall,  in the  performance of such member's duties,  be fully protected in relying on information,  opinions,  reports or statements  prepared or presented by any of the Company's  officers or  employees,  or committees of the Board of Directors or by any other person as to  matters  the member  reasonably  believes  are within  such  other  person's  professional  or expert competence,  all to the extent  permitted by applicable  corporate laws of the State of Florida and the Articles of
Incorporation and Bylaws of the Company.

Duties and Activities

The Audit Committee shall:

    1.   Engage  the  independent  auditors  to audit the  financial  statements  of the  Company  and  review  the independence  and  objectivity  of  the  independent  auditors.  In  reviewing  the  independence  of  the auditors,  the Audit  Committee  will receive a formal written  statement  delineating  all  relationships between the auditor and the Company,  consistent  with  Independence  Standards Board Standard 1; actively engage in a dialogue with the auditors with respect to any  disclosed  relationships  or services that may impact the objectivity and  independence of the auditor;  and either take or recommend that the full board take appropriate action to oversee the independence of the outside auditor.

2.       Meet  with the  Company's  independent  auditors  and  financial  management  to  review  the scope of the proposed  audit for the current  year and the audit  procedures  to be  utilized  and the  estimated  fees therefor and such other  matters  pertaining to such audit as the Audit  Committee  may deem  appropriate.
         At the conclusion of the annual audit,  review such audit,  including any comments or  recommendations  of the independent auditors.

3.       Prior to the  public  release  of the  annual  financial  statements,  meet with the  Company's  financial management  and  the  independent  auditors  to  discuss  the  disclosure  and  content  of the  financial statements  to be  included  in the  Company's  Annual  Report  on Form  10-K  (or the  Annual  Report  to
         Shareholders  if  distributed  prior to the filing of Form 10-K) or Forms 10-Q,  including  the  Company's
         disclosures  under   "Management's   Discussion  and  Analysis  of  Financial  Condition  and  Results  of
         Operations"  ("MD&A") and "Critical  Accounting  Policies,"  and review and consider with the  independent auditor the matters  required to be discussed by  Statement of Auditing  Standards  ("SAS") No. 61 and SAS
         No. 71 (as it may be modified or supplemented).

4.       Recommend to the board of Directors  that the audited  financial  statements  be included in the Company's
         Annual Report on Form 10-K and prepare the audit committee report for inclusion in the proxy statement.

5.       Discuss  earnings press  releases,  as well as financial  information  and earnings  guidance  provided to analysts  and  rating  agencies.  The Audit  Committee  need not  discuss  these  items in advance of each earnings release or in each instance in which the Company may provide earnings guidance.

6.       Discuss policies with respect to risk assessment and risk management.

7.       Have the sole authority to retain and terminate the Company's independent auditor and set its fees.

8.       Pre-approve  all audit and permitted  non-audit  services to be performed by the independent  auditor;  or delegate the authority to  pre-approve  such services to one or more members of the Audit  Committee,  who shall  report any  decision to  pre-approve  any  services to the full Audit  Committee  at its  regularly scheduled meetings.

9.       At least annually,  receive and review a report by the Company's  independent auditor describing:  (a) the firm's internal control over financial  reporting  procedures;  (b) any material issues raised by the most recent internal control over financial  reporting  review,  or peer review, of the firm, or by any inquiry
         or  investigation  by  governmental  or  professional  authorities,   within  the  preceding  five  years,
         respecting  one or more  independent  audits carried out by the firm, and any steps taken to deal with any such issues;  and (c) (to assess the auditor's  independence)  all  relationships  between the independent auditor and the Company.

10.      On a quarterly basis, discuss the following with management and the independent auditors, if applicable:

         a)  all significant  deficiencies  and material  weaknesses in the design or operation of internal control over financial  reporting  which are reasonably  likely to adversely  affect the Company's  ability to record, process, summarize and report financial information; and

         b)  any  fraud, whether  or  not  material,  that  involves  management  or  other  employees  who  have a significant role in the Company's internal control over financial reporting.

11.      Obtain the independent  auditor's  assurance that the audit was conducted in a manner  consistent with the
         Securities Exchange Act of 1934, as amended, and other provisions of applicable law.

12.      Discuss with,  and report to, the Company's  financial  management and the Board of Directors the material findings included in the independent auditors' management letter, if any.

13.      On a quarterly basis, meet with, and receive reports from, the Company's  internal  auditors,  independent auditors and financial  management  regarding  material  changes in the Company's  accounting  principles, standards and policies.

14.      Provide an  opportunity  for the Company's  internal  auditors and  independent  auditors to meet with the members of the Audit  Committee  without  members of management  present.  Among the items to be discussed in these meetings are the  independent  auditors'  evaluation of the Company's  financial,  accounting and auditing  personnel,  and the cooperation that the independent  auditors received during the course of the audit.

15.      Investigate any matter brought to its attention  within the scope of its duties,  with the power to retain outside counsel for this purpose if, in its judgment, it is appropriate to do so.

16.      Submit the minutes of all  meetings of the Audit  Committee  to, or discuss the matters  discussed at each
         Audit Committee meeting with, the Board of Directors.

17.      The Audit  Committee  shall  annually  review the charter for the Audit  Committee  and its  activities to ensure that these are consistent with requirements of the SEC, NASDAQ and other supervisory authorities.

18.      The Audit Committee shall establish and maintain procedures for:

         a)  the receipt, retention,  and treatment of  complaints  received by the Company  regarding  accounting, internal accounting controls, or auditing matters; and

         b)  the  confidential,   anonymous   submission  by  employees  of  the  Company  of  concerns   regarding
             questionable accounting or auditing matters.

19.      The Audit  Committee  may  authorize or conduct  investigations  into any matters  within the scope of its responsibilities.  The Audit  Committee  shall have the authority to call before it  management  and other employees of the Company involved in financial or internal control matters.  Further,  the Audit Committee shall have the power  (without  seeking  Board  approval) to engage such  financial  and internal  control experts,  including independent public accountants other than the Company's independent auditor,  counsel, including  counsel other than the Company regular  counsel,  and other  consultants as it deems reasonably necessary to assist it in carrying out its responsibilities.

20.      Review any reports of the independent  auditor  mandated by Section 10A of the Securities  Exchange Act of
         1934, as amended,  and obtain from the independent  auditor any  information  with respect to illegal acts in accordance with Section 10A.

21.      Discuss  with the  independent  auditor any  communications  between  the audit team and the audit  firm's national office with respect to auditing or accounting issues presented by the engagement.

22.      Ensure that the lead audit  partner of the  independent  auditor  and the audit  partner  responsible  for reviewing  the audit are  rotated  at least  every  five  years,  and  further  consider  rotation  of the independent audit firm itself.

23.      Recommend  to the Board  policies  for the  Company's  hiring of  employees  or  former  employees  of the independent auditor who were engaged on the Company's account.